     As filed with the Securities and Exchange Commission on March 4, 1997
                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                            BROOKS AUTOMATION, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                    04-3040660
            --------                                    ----------
 (State or Other Jurisdiction of                    (I.R.S. Employer
  Incorporation or Organization)                  Identification Number)

                   15 ELIZABETH DRIVE, CHELMSFORD, MA  01824
                   -----------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                            BROOKS AUTOMATION, INC.
                  1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                  -------------------------------------------
                            (Full Title of the Plan)

                         ROBERT J. THERRIEN, PRESIDENT
                            BROOKS AUTOMATION, INC.
                               15 ELIZABETH DRIVE
                             CHELMSFORD, MA  01824
                             ---------------------
                    (Name and Address of Agent For Service)

                                 (508) 262-2400
                                 --------------
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                  Proposed    Proposed
                                  Maximum     Maximum
Title of                          Offering    Aggregate
Securities to     Amount to       Price Per   Offering    Amount of
be Registered     be Registered   Share(1)    Price(1)    Registration fee
-------------     -------------   ---------   ---------   ----------------

Common             100,000(2)     $18.69      $1,869,000  $566.36
Stock, $.01        shares
par value
================================================================================

This Registration Statement relates to the registration of additional securities of the same class as other securities for which a Registration Statement on this Form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-95268) is hereby incorporated herein by reference.

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on the Nasdaq National Market on February 28, 1997.

(2) Such presently indeterminable number of additional shares of Common Stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.
         --------

     5.1  Legal Opinion of Brown, Rudnick, Freed & Gesmer.

    23.1  Consent of Price Waterhouse LLP.

    23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5.1 hereof.

    24    Power of Attorney.

    99.1  Registrant's 1993 Nonemployee Director Stock Option Plan, as amended.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on the 28th day of February, 1997.

                              BROOKS AUTOMATION, INC.


                              By:/s/ Robert J. Therrien
                                 ------------------------
                                 Robert J. Therrien
                                 Chief Executive Officer



                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert J. Therrien and Stanley D. Piekos and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                Title                      Date
---------------------------  ------------------------------  -------------------
/s/ Robert J. Therrien       Director and Principal          February 20, 1997
---------------------------  Executive Officer
Robert J. Therrien
/s/ Stanley D. Piekos        Principal Financial Officer     February 20, 1997
---------------------------
Stanley D. Piekos
/s/ Deborah D. Fox           Principal Accounting Officer    February 28, 1997
---------------------------
Deborah D. Fox
/s/ Norman B. Brooks         Director                        February 24, 1997
---------------------------
Norman B. Brooks
/s/ Roger D. Emerick         Director                        February 24, 1997
---------------------------
Roger D. Emerick
/s/ Amin J. Khoury           Director                        February 28, 1997
---------------------------
Amin J. Khoury

                                  INDEX TO EXHIBITS
EXHIBIT                                                            SEQUENTIAL
NUMBER                                                             PAGE NUMBER
-------                                                            -----------
5.1            Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1           Consent of Price Waterhouse LLP.

23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as
               Exhibit 5.1 hereof.

24             Power of Attorney (contained on page II-4 hereof).

99.1           Registrant's 1993 Nonemployee Director Stock
               Purchase Plan, as amended.
